EXHIBIT 99.2

To Form 8-K dated April 25, 2013

Seacoast Banking Corporation of Florida

First Quarter 2013 Earnings Conference Call

April 26, 2013

9:00 AM Eastern Time

Company Participants:

Dennis S. Hudson, III, Chairman and Chief Executive Officer, Seacoast Banking Corporation of Florida

William R. Hahl, Executive Vice President and Chief Financial Officer, Seacoast Banking Corporation of Florida

Other Participants*:

Scott Huntington, Advisor, Bodell Overcash Anderson & Co., Inc.

Enrique Acedo, Research Associate, Raymond James & Associates, Inc.

Operator: Welcome to the Seacoast First Quarter 2013 Earnings Conference Call. My name is Larissa, and I'll be your operator for today's call. At this time, all participants are in a listen-only mode. Later, we'll conduct a question-and-answer session. Please note, this conference is being recorded.

I'll now turn the call over to Dennis Hudson. Sir, you may begin.

Dennis S. Hudson III: Thank you very much, and welcome to Seacoast’s First Quarter 2013 Conference Call. Before we begin, as always, I’d like to direct your attention to the statement contained at the end of our press release regarding forward statements. During the call, we’ll be discussing issues that constitute forward-looking statements within the meaning of the Securities and Exchange Act, and our comments are intended to be covered within the meaning of Section 27A of that Act.

With me today are Bill Hahl, our CFO; Russ Holland, our Chief Lending Officer, who is responsible for building our commercial and business banking lines; Rick Perez, who's responsible for our consumer banking and wealth management areas; and David Houdeshell, our Chief Credit Officer.

We made substantial progress this quarter, as you will hear throughout the call this morning. Earnings for the quarter were a little over $2 million. Excluding credit costs associated with our foreclosed property sales, our pretax pre-provision earnings were around $3.5 million for the quarter. Our earnings for the quarter were also much cleaner as we dropped the charges and other noise associated with our project to reduce expenses and improve our performance. This project was announced, as you know, two quarters ago and was largely completed at the end of 2012. As a result, our core expenses were down this quarter by about $920,000. Overall total expenses were down by $2.8 million, or 12.7 percent, compared with last year, and we are on track to cut $7.4 million or more out of our expense base for the full year 2013.

While we have brought down our expense structure, keep in mind that we are also redeploying new overhead into growth initiatives. This redeployment has been very impactful on our expense structure, particularly last year in 2012, and the impact continued into this quarter. As we outlined in our press release last night, we have added $3.5 million in new lending teams and support personnel to our expense base over the past 18 months, all of which is associated with our revenue initiatives. These initiatives are designed to improve our performance not just this year, but in 2014 and beyond. This means in aggregate we have redeployed on the order of 15 percent of our expense structure over the past 18 months while simultaneously bringing down our total overall expense structure, as I just reported, in what I think is a meaningful way.

This important investment, an investment in new production teams, improved overall loan production, and it is critical in this tough environment we feel. But the tough environment also opens up opportunity as well for us in two important areas. We’ve been focusing on residential home purchase loans, given the improving market conditions, as well as, more recently, small business mortgage refi activity. These activities are giving us access to more new customer opportunities, frankly, than I’ve ever seen more recently. As you’ll hear in a minute, our lending production results are growing very nicely and are expected to continue to move up in the next few quarters.

Part of our plan to further improve our bottom line also includes some aggressive work to improve revenue performance in other areas, and we made substantial progress here as well during the quarter. Recall that during much of last year we reported tremendous success in growing new households. The result has been much better growth in core deposits across all segments and across all of our markets. This has been translated into much better revenue growth. Fee revenues were up significantly this quarter. Total noninterest income grew by 20 percent over the prior year, with much stronger results coming this quarter from our wealth business and continued strong growth coming out of our consumer banking business. Taken together, our overall total revenues were up modestly for the quarter as our net interest margin actually contracted slightly. As you know, we are in a difficult interest rate environment, so continuing to produce revenue growth I think is a great accomplishment this quarter.

Before I turn the call over to Bill for a few more comments, I would just add that our asset quality metrics continue to improve basically across the board this quarter. Our nonaccrual loans’ ratio fell below 3 percent for the first time since the crisis, and our incoming problem credits this quarter were quite modest. The economy continues to firm nicely here in Florida. Our residential markets have, if anything, heated up even more since the last call we had. Local realtors have begun telling me that they are concerned that we could be facing an actual inventory shortage later this year—first time I’ve heard that since the crisis period and very good news certainly if you’re a seller. Unemployment, while substantially improved, is still high and growth in the economy here in Florida remains somewhat low and uneven. So the outlook, however though, continues to strengthen with construction employment turning up nicely and inbound migrations starting to improve again.

So now I’d like to turn the call over to Bill for a few additional comments. Bill.

William R. Hahl: Thanks, Denny; and good morning, everyone. Like last quarter and the quarter before, we posted a slide deck that provides highlights on our website that we’ll be commenting on this morning before we take questions.

So I'm going to begin by turning to slide three and how we’re building shareholder value. As Denny mentioned, we had a clean quarter with no significant or unusual items. Net income for the first quarter was $2 million, up from both the fourth quarter’s net income of $240,000 and last year’s net income of $938,000. Net income available to common shareholders was $1.1 million or $0.01 per diluted common share. A highlight noted on slide three is our improving noninterest income, which is helping to build our revenues in this tough environment. Excluding security gains and fair value change of AFS loans, we generated strong growth in noninterest income over the last 12 months with first quarter growth of 20.1 percent compared to a year ago, reflecting strong mortgage banking fees, wealth management fees and increased fees related to our deposit franchise growth and from our deposit product restructuring late in the quarter, which had a positive impact on both increasing service charges and interchange revenues in the quarter and ongoing.

Growth in the noninterest income is also highlighted on slide five in the deck. The strong fee-based revenues resulted in total revenue for the first quarter increasing to $21.9 million, up $361,000 from a year ago. On a linked-quarter basis, revenues increased for the third consecutive quarter as net interest income was down as a result of margin compression, but noninterest income items were mostly higher across all categories. The franchise is growing as average loans are up $33 million, or 2.7 percent for the first quarter compared to a year ago, and steadily improving growth in commercial loan balances with total production of $119 million for the quarter compared to $99 million a year ago. Top line loan growth was impacted linked-quarter by the decline in nonaccrual loans of $5.7 million from year-end 2012 and $6.5 million compared to a year ago.

Balance sheet growth remains steady and was up approximately 1.3 percent linked-quarter, with solid growth in transaction and savings deposits up 11.1 percent year-over-year. Average earning assets are up $58 million linked-quarter, or 2.9 percent, with increases in the investment portfolio and cash held at the Fed as some of Q1’s customer funding increases are seasonal related.

Another highlight from slide three is the continued reduction of our risk posture as credit quality trends continued to improve in first quarter with net charge-offs declining to $1.5 million, down 20 basis points from the fourth quarter at a very reasonable 49 basis points of average loans for the first quarter compared to 113 basis points last year. The provision and allowance have trended lower as well, consistent with the improvements in all of our problem loan categories as nonperforming loans are down by $5.7 million linked-quarter. Nonperforming assets to total assets declined to 3.7 percent. The coverage ratio for nonperforming loans increased slightly to 61.2 percent.

Slide seven highlights the trends over the last four quarters in our credit quality measures.

Turning to slide four for a few comments about what has been achieved related to noninterest expenses compared to a year ago. Over the last year, quarterly expenses have declined by over $2.8 million as a result of not only cyclical credit costs declining, but also through our profitability improvement plan, which contained over 100 separate elements designed to achieve meaningful improvements through a balanced focus on expense reductions and revenue enhancements. As the tenure of the commercial loan officers increases, revenues should increase, which contributes to a lower efficiency ratio. I mentioned last quarter we added 11 seasoned loan officers in 2012, with six in the second half of the year. More were added in the first quarter and a total of $538,000 of salaries and benefits overhead is attributable to loan officers and credit support personnel with six months or less tenure.

Turning to slide six, this increase lending capacity has allowed us to take market share and defend our own performing loan portfolio and help to protect the net interest margin. We are right where we want to be, positioned to increase originations over the remainder of 2013. While we made progress in improving our efficiency, we believe our expenses are still too high and we will continue to focus on opportunities to reduce expenses that do not impact our ability to grow revenue.

Now some color on the net interest margin. Last quarter we said loan growth would be the key for stable to improving NIM. We also indicated that we could continue to lower our deposit cost to augment the NIM. Average deposit costs were down in the first quarter to 17 basis points from 20 basis points in the fourth quarter and 29 basis points from a year ago. Our ability to continue to grow deposits while reducing costs has been a real strength of the franchise. As shown on slide nine, the margin is being supported by the retail franchise through increases in household acquisitions, balances per household, and improved deposit mix.

These positive factors are being offset by others, which I will now discuss. The net interest margin declined 7 basis points from the fourth quarter as earning asset yields declined 10 basis points to 3.44 percent, impacted by increased cash liquidity and a larger investment portfolio relative to the net increase in the loan book. In addition, the impact of the Fed’s actions to keep rates low has increased prepayments in the investment portfolio and resulted in lower add-on yields. The seasonal increase in funding from deposit growth and repo increases in the first quarter earned a spread of approximately 1.5 percent and accounted for a majority of the NIM decline. Growing our net interest income remains our focus, and we believe we can continue to generate growth even in this low rate environment. Net interest income was lower linked-quarter by $208,000, which can be explained by the two fewer days in the first quarter relative to the fourth. The primary opportunities for growth in the net interest income remains an improved earning asset mix in favor of loans and reducing funding costs and improving deposit mix. We had a very strong increase in core deposit growth and improved mix year-over-year with noninterest bearing deposits increase to nearly 26 percent of deposits, up from 22.7 percent a year ago; while at the same time, time deposits now comprise 18 percent of total deposits compared to 20 percent in the first quarter last year.

As I’ve highlighted, it was a clean quarter as we projected last quarter, with improving commercial loan production from our investment in revenue-producing personnel. We are much better prepared to grow today than we were a year ago. We have reduced our risks, and we are excited about all the opportunities that we have that continue to benefit from our business momentum and much improved conditions in our markets. We remain focused on managing core operating expenses, and we believe we have further opportunities to increase revenues and improve our efficiency ratio throughout the remainder of the year.

With that, I'll turn the call back to Denny for some questions.

Dennis S. Hudson III: Thank you, Bill, and we’ll open the floor to questions.

Operator: Thank you. We we'll now begin the question-and-answer session. If you have a question, please press star then one on your touchtone phone. If you wish to be removed from the queue, please press the pound or hash key. There will be a delay before the question is announced. If you're using a speakerphone, you may need to pick up the handset first before pressing the numbers. Once again, if you have any questions, please press star then one on your touchtone phone. Standing by for questions.

Once again, if you have a question, please press star then one.

We do have a question from a participant from Oriel Asset Management.

Dennis S. Hudson III: Go ahead.

Operator: Your line is now unmuted.

Dennis S. Hudson III: Operator, maybe tell them they need to unmute.

Operator: If your line is muted on your end, please unmute your line. Once again, if you have a question, please press star then one.

Scott Huntington from Bodell is online with a question.

Scott Huntington: Good morning, folks. Nice quarter. Just wondered again, I had commented last meeting on this reverse, and just wondering, Dennis, just what type of institutions you think that a reverse would bring into play, large-cap? I don’t understand. So if you could expand, I’d appreciate it.

Dennis S. Hudson III: Yeah, I recall the question last quarter. I guess we’d just say again that we want to maintain our ability to perform a reverse split if we think it makes sense. We have no current plans to do it. The reason we have that in there is, as you well know, it brings additional investors to the table that might be otherwise restricted from investing in stocks that are trading at a low nominal value. I think that’s the issue, and we’ve probably talked about that in the past.

Scott Huntington: Yeah, but I just want a wee bit of color on that. When you talk about bringing in different institutions, whatever the case might be. There's other parameters, you know. There’s market capitalization, and of course you have the ability for dividends - - cash dividends are another example. So I don’t know if it’s a bloody win all; and I think that the reaction has been poor once again for the third year in a row, continually ignoring what is much, much better performance on the part of all employees there at Seacoast and really there’s a lot of credit to go around. I could see doing it if you’re in a position to buy back shares and after your shares fell 20/30 percent after reverse, then you could gobble up shares closer to book, but I really fail to see just who you might be bringing in with this reverse.

Dennis S. Hudson III: Well, I appreciate the comments and I suggest maybe you give me a call and we could talk offline and I’d like to hear more of your thoughts and I’d appreciate the call.

Scott Huntington: Thank you, folks.

Dennis S. Hudson III: Thank you.

Scott Huntington: Keep on hammering, and we believe in essence that your hard work and strong position will be ultimately rewarded.

Dennis S. Hudson III: Thank you very much.

Scott Huntington: Amen.

Operator: Enrique Acedo from Raymond James is online with a question.

Enrique Acedo: Hey, good morning, guys.

Dennis S. Hudson III: Good morning.

Enrique Acedo: Hey, just a quick question on employee expenses. Was there an element of seasonality? I saw an increase of about 490,000 quarter-to-quarter.

William R. Hahl: Well, yeah, typically in the first quarter your FICA taxes and some unemployment taxes and the like are higher until those phase out, so if you are talking about employee salaries and benefits combined.

Enrique Acedo: Yeah. Alright.

William R. Hahl: Yeah, you’ll see a bump from the fourth quarter to first quarter almost every year.

Enrique Acedo: All right, thanks, guys.

Dennis S. Hudson III: Yeah, thank you.

Operator: And we have no further questions. Do you have any final remarks?

Dennis S. Hudson III: Nope, that’s it. Really appreciate you’re attending today, and we look forward to updating you next quarter on our continued progress.

Operator: Thank you, ladies and gentlemen. This concludes today’s conference. Thank you for participating. You may now disconnect.

- 7 -